                                                                    EXHIBIT 99.1

(HEALTHWAYS LOGO)


FOR IMMEDIATE RELEASE

Contacts:
Mary A Chaput (investors)
615.665.7674

Kriste Goad (media)                        Jonathan Burns (media)
615.263.7524 (o), 615.294.4771 (cell)      615.263.3571 (o), 615.627.7755 (cell)
kriste.goad@healthways.com                 jonathan.burns@healthways.com


             HEALTHWAYS ANNOUNCES MERGER AGREEMENT WITH LIFEMASTERS

                  MEDICAID MARKET ENTRY TO SIGNIFICANTLY EXPAND
                   HEALTHWAYS' GOVERNMENT BUSINESS OPPORTUNITY

NASHVILLE, TENN. -- MAY 30, 2006 -- Healthways, Inc. (NASDAQ: HWAY), the nation's leading provider of Health and Care Support(SM) services, today announced the signing of a definitive merger agreement with LifeMasters Supported SelfCare, a leading disease management company based in California. The $307.5 million cash merger is expected to close in early fiscal 2007, subject to satisfaction of customary closing conditions, including obtaining Hart-Scott-Rodino (HSR) clearance. As of today, LifeMasters' business would add nearly 600,000 lives under management to Healthways' base.

STRATEGIC FIT

LifeMasters provides disease management programs and services to governmental organizations and some of the nation's leading health plans, employers and retirement systems and has significant experience in the large, emerging Medicaid market. Their government business includes both an ongoing Centers for Medicare and Medicaid Services (CMS) demonstration project -- the first and largest of its kind -- for 30,000 dual-eligible Medicare-Medicaid beneficiaries in Florida and contracts for services to portions of the Medicaid populations in Florida, Georgia and Texas. Additional Medicaid programs are provided through a number of contracts with Medicaid risk health plans. LifeMasters is also participating in two CMS Medicare Health Support (MHS) pilots, providing services directly to Medicare beneficiaries in Oklahoma and as a subcontractor for Aetna's MHS pilot in Chicago.

"We are pleased to announce this merger agreement with LifeMasters which will further enhance our position as the Health and Care Support leader for the commercial, Medicare and Medicaid markets," said Healthways President and CEO Ben R. Leedle, Jr. "Through this merger, we will enter the Medicaid market -- an addressable market of more than 20 million Medicaid participants -- strengthen our program and management capabilities to provide services to the elderly and disabled populations, and add significantly to our customer base of leading health plans in the commercial health insurance market.


                                     -MORE-

Healthways Announces Definitive Agreement
Page 2
May 30, 2006


"LifeMasters' highly skilled and deeply experienced colleagues have created a strong, long-term reputation for serving their customers with credibility and success. In this industry, with the growth dynamics that we each have experienced, the merging of our human talent achieves a key strategic objective and supports our ability to capitalize on the opportunities before us. Further, we expect our merger with LifeMasters to enable us to bring Healthways' capabilities, products and services to LifeMasters' customers, providing substantial future cross-selling opportunities. The addition of their existing base of business will also further diversify our revenue sources.

"Equally as important," Leedle continued, "our two companies are highly compatible from an operations, business philosophy and cultural perspective. LifeMasters' operations have produced top-line growth and profit margins similar to ours. Like us, LifeMasters has grown its business over the years by focusing on programs, interventions and solutions that create validated outcomes and real value for their customers and program participants. Our philosophical and cultural alignment should facilitate a smooth and effective integration of the two organizations and assure the development of new, scalable value-added solutions for the market."

David Strand, president and CEO of LifeMasters, added, "Our capabilities, programs and markets are a natural complement to those of Healthways. We share a common commitment to improve the health of people with chronic conditions. The combination of our companies will strengthen our ability to succeed in the future by continuing to meet the emerging needs of our existing customers while providing solutions in new markets, in further support of our mission. Joining Healthways will ensure that our employees can continue to pursue their passion for helping individuals improve their health. Combining with Healthways, was, in the opinion of our Board and senior management team, the fastest and best way for us to secure LifeMasters' mission and our commitment to excellence for the long term."

COMBINED ORGANIZATION

Together, Healthways and LifeMasters will have nearly 75 unique customers including health plans, employers and government Medicare and Medicaid programs. Both directly and through health plan ASO relationships, the combined organization will provide services to over 500 employers. The combined organization will employ more than 3,500 people, the majority of whom are nurses and other clinicians delivering services from 14 call centers across the country.

"Effective integration of our two organizations will require dedicated executive talent," Leedle added. "I am delighted, therefore, to announce that David Strand and other key members of LifeMasters' senior management team will continue with Healthways. David's role will be to assure oversight and support in the melding of our two businesses while continuing to provide leadership and executive management of LifeMasters' customer relationships.

"Christobel Selecky, LifeMasters' Executive Chairman is a highly knowledgeable and well-regarded industry leader," Leedle added. "She was instrumental in guiding the inclusion of Chronic Care Improvement Programs in the Medicare Modernization Act of 2003, and in working with CMS to develop the MHS pilot process. We look forward to her providing her insight and perspective to Healthways as a member of our Strategic Advisory Board."


                                     -MORE-

Healthways Announces Definitive Agreement
Page 3
May 30, 2006


FINANCIAL CONSIDERATIONS

"Because this merger is scheduled to close early in our 2007 fiscal year, we are not making any change to our previously issued fiscal 2006 revenue or EPS guidance," Leedle said. "We project this merger to be accretive in fiscal 2007. The merger will be financed through a combination of cash on hand and committed bank debt. Details of the merger will be provided after it is completed."

CONCLUSION

"Our agreement to merge with LifeMasters represents a major step in our continuing strategy to address the full spectrum of this country's population with programs and services that drive better health outcomes and reduce healthcare costs," Leedle continued. "In addition to the value represented by LifeMasters' existing customers, they have a strong pipeline of prospects in all market segments.

"We believe, as a result of our combined strengths, that Healthways will be the best positioned organization in the industry to leverage opportunities into further and sustained growth. In addition, combining the human capital of the industry's two leading innovators will reinforce our capabilities in support of our ongoing initiatives to provide health and care support programs that go beyond disease management to address whole populations with collaborative, integrated solutions that are sensitive and specific to each individual's health risks and needs and that improve health, motivate behavior change and lead to measurable cost savings."

CONFERENCE CALL

Healthways will hold a conference call to discuss this announcement tomorrow at 8:45 a.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations or by going to www.earnings.com at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the Company's Web site for the next 12 months. Any material information disclosed on the conference call that has not been previously disclosed publicly will be available on the Company's website at www.healthways.com.

SAFE HARBOR PROVISIONS

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, those statements regarding our beliefs and expectations with respect to the integration of LifeMasters into the Company's business and the effect of the transaction on the Company's future results of operations. In order for Healthways to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. These factors include but are not limited to: the Company's ability to successfully integrate the operations of LifeMasters Supported SelfCare into the Company's business; the Company's ability to retain existing customers of LifeMasters Supported SelfCare and to achieve the performance targets specified in their customer contracts; the Company's ability to satisfy the closing conditions in the merger agreement, including receipt of required regulatory approvals; the Company's


                                     -MORE-

Healthways Announces Definitive Agreement
Page 4
May 30, 2006


ability to satisfy the conditions of its financing commitment and other risk factors detailed in the Company's filings with the SEC. The Company undertakes no obligations to update or revise any such forward-looking statements.

ABOUT LIFEMASTERS SUPPORTED SELFCARE

LifeMasters Supported SelfCare, Inc. is a leading provider of disease management programs and services that create health partnerships among individuals, their physicians and payors. Its mission is to empower individuals to achieve and maintain optimal health. The programs improve quality of care for people with chronic illnesses, reduce chronic-disease costs for payors and provide decision-support tools for physicians. LifeMasters offers programs for individuals with diabetes, congestive heart failure (CHF), coronary artery disease (CAD), chronic obstructive pulmonary disease (COPD) hypertension and asthma (all of which are fully accredited by the National Committee for Quality Assurance (NCQA) and URAC) and musculo-skeletal pain. LifeMasters' programs are holistically focused, support co-morbidities such as depression and facilitate lifestyle changes such as smoking cessation and weight loss. LifeMasters provides services to nearly 600,000 people throughout the nation.

Founded in 1994 by a physician, LifeMasters works with some of the nation's leading health plans, employers, retirement systems and governmental organizations, including Aetna, BlueCross BlueShield of Tennessee, State Teachers Retirement System of Ohio, Florida's Agency for Health Care Administration (Medicaid) and CMS.

ABOUT HEALTHWAYS

Healthways, Inc. is the leading and largest provider of specialized, comprehensive Health and Care Support(SM) programs and services, including disease management, high-risk care management and outcomes-driven wellness to health plans, employers and government in all 50 states, the District of Columbia, Puerto Rico and Guam. As of February 28, 2006, the Company provided Health and Care Support services for more than 2 million people. Healthways helps people lead healthier lives while reducing overall healthcare costs. As The Health/Care Trust Channel(SM), Healthways provides people the support they need when they need it to enable them to make better choices and achieve better health outcomes. For more information, visit www.healthways.com.


                                       ###